Exhibit 107

FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

GENIE ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class B Common Stock, par value $.01 per share	457(h)	528,303	(2)	$24.75	(3)	$13,075,499	(3)	0.0001476	$1,930
Total Offering Amounts							$13,075,499			$1,930
Total Fee Offsets										—
Net Fee Due										$1,930

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Genie Energy Ltd. 2021 Stock Option and Incentive Plan, as amended and restated (the “SOP”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Moreover, any shares subject to options or other outstanding Awards (as defined in the SOP) under the SOP that are cancelled, forfeited, expired or terminated, which in any such case does not result in the issuance of shares, shall be again available for issuance pursuant to Awards granted under SOP.
(2)	Represents 500,000 shares of Class B Common Stock of the Registrant (“Class B Common Stock”) added for issuance under the SOP and 28,303 shares of Class B Common Stock that had been previously issued as restricted stock granted under the SOP, but that were forfeited prior to vesting and as such became available for issuance under the SOP pursuant to its terms.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of the Class B Common Stock on the New York Stock Exchange on November 21, 2023.